    As filed with the Securities and Exchange Commission on September 30, 1998
                                                 Registration No. 333-__________
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                              ________________

                            BRIO TECHNOLOGY, INC.
           (Exact name of Registrant as specified in its charter)


       DELAWARE                                         77-0210797
(State of incorporation)                    (I.R.S. Employer Identification No.)

                           3430 WEST BAYSHORE ROAD
                            Palo Alto, CA  94303
                  (Address of principal executive offices)
                           _______________________

                      1998 EMPLOYEE STOCK PURCHASE PLAN
                           1998 STOCK OPTION PLAN
                      1998 DIRECTORS' STOCK OPTION PLAN
                           1992 STOCK OPTION PLAN
                          (Full title of the Plans)
                           _______________________

                               Karen J. Willem
                           CHIEF FINANCIAL OFFICER
                            BRIO TECHNOLOGY, INC.
                           3430 WEST BAYSHORE ROAD
                            PALO ALTO, CA  94303
                               (650) 856-8000
(Name, address and telephone number, including area code, of agent for service)
                           _______________________
                                  Copy to:

                                Patrick Barry
                              Venture Law Group
                         A Professional Corporation
                             2800 Sand Hill Road
                        Menlo Park, California 94025
                               (415) 854-4488

                              Page 1 of 5 Pages
                           Exhibit Index on Page 5

- ---------------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------
                                                                 Proposed         Proposed
                                                                  Maximum          Maximum         Amount of
                                           Amount to be       Offering Price      Aggregate       Registration
Title of Securities to be Registered       Registered(1)         Per Share      Offering Price        Fee
- ---------------------------------------------------------------------------------------------------------------

1998 EMPLOYEE STOCK PURCHASE PLAN
 Common Stock,
 $0.001 par value....................      500,000 Shares       $ 8.55 (2)      $ 4,275,000.00      $1,261.12


1998 STOCK OPTION PLAN

 Common Stock,
 $0.001 par value...................     1,237,575 Shares          $ 8.70 (3)    $10,766,902.50       $3,176.24

 Common Stock,
 $0.001 par value...................     1,012,425 Shares          $10.06 (4)    $10,184,995.00       $3,004.57


1998 DIRECTORS' STOCK OPTION PLAN

 Common Stock,
 $0.001 par value....................       35,000 Shares          $12.25 (3)    $   428,750.00       $  126.48

 Common Stock,
 $0.001 par value....................      265,000 Shares          $10.06 (4)    $ 2,665,900.00       $  786.44


1992 STOCK OPTION PLAN

 Common Stock,
 $0.001 par value....................    1,203,461 Shares          $ 2.64 (3)    $ 3,177,137.04       $  937.25


          TOTAL                          4,253,461 Shares                        $31,498,684.54       $9,292.10
          -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating
                       --------------
     the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on September 28, 1998, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on September 28, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (1) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1998, filed with the Commission on June 29, 1998.

     (2) The Registrant's definitive Proxy Statement dated July 31, 1998, filed, in connection with Registrant's August 12, 1998 meeting of stockholders.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 13, 1998.

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on April
                                                        ------------
6, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.
          -------------------------

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 10,035 shares and options for up to 12,500 shares, respectively, of the Registrants' Common Stock in the aggregate.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
          -----------------------------------

Item 8.   EXHIBITS.
          --------

           Exhibit
           Number
           ------

           5.1 Opinion of Venture Law Group, a Professional Corporation (included in Exhibit 23.2).

           23.1  Consent of Independent Public Accountants.

           23.2  Consent of Venture Law Group, a Professional Corporation.

           24.1  Powers of Attorney (see p. 4).



Item 9.   UNDERTAKINGS.
          ------------


     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Brio Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this September 28, 1998


                             Brio Technology, Inc.



                             By:  /s/ Yorgen H. Edholm
                                 -----------------------------------------------
                                  Yorgen H. Edholm, President, Chief Executive
                                  Officer and Chairman of the Board of Directors


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yorgen H. Edholm and Karen J. Willem, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                                 Title                                     Date
              ---------                                                 -----                                     ----

/s/ Yorgen H. Edholm                            President, Chief Executive Officer and Chairman of the     September 28, 1998
- -------------------------------------            Board of Directors (Principal Executive Officer)
Yorgen H. Edholm

/s/ Karen J. Willem                             Chief Financial Officer (Principal Financial and           September 28, 1998
- -------------------------------------            Accounting Officer)
Karen J. Willem

/s/ Katherine Glassey Edholm                    Executive Vice President, Products and Services and        September 28, 1998
- -------------------------------------            Director
Katherine Glassey Edholm

/s/ E. Floyd Kvamme                             Director                                                   September 28, 1998
- -------------------------------------
E. Floyd Kvamme

/s/ Bernard J. Lacroute                         Director                                                   September 28, 1998
- -------------------------------------
Bernard J. Lacroute

/s/ Norman L. Vincent                           Director                                                   September 28, 1998
- -------------------------------------
Norman L. Vincent

/s/ Mark B. Weeks                               Director                                                   September 28, 1998
- -------------------------------------
Mark B. Weeks

                               INDEX TO EXHIBITS



Exhibit
Number
- ------

 5.1  Opinion of Venture Law Group, a Professional Corporation
             (included in Exhibit 23.2).

23.1  Consent of Independent Public Accountants.

23.2  Consent of Venture Law Group, a Professional Corporation.

24.1  Powers of Attorney (see p. 4).